Exhibit 99.1

MoneyGram International Reports Third Quarter Financial Results

Increased non-U.S. transaction growth to 16 percent

MINNEAPOLIS--(BUSINESS WIRE)--October 28, 2010--MoneyGram International, Inc. (NYSE:MGI), a leading global payment services company, today reported financial results for the third quarter of 2010.

  Money transfer transaction volume increased 9 percent driven by 16 percent growth in non-U.S. sends in the current quarter versus prior year.
  Money transfer fee and other revenue was flat in the third quarter of 2010 versus prior year. On a constant currency basis, money transfer fee and other revenue increased 2 percent versus prior year. The difference between transaction growth and constant currency revenue growth is due to lower revenue per transaction primarily related to the continuation of the $50 price band in the United States.
  Global agent locations increased 11 percent over the prior year quarter to 207,000.
  Total revenue in the third quarter declined 4 percent to $292.9 million, compared with $304.5 million in the same period last year. Total fee and other revenue declined 2 percent to $288.5 million, from $294.9 million in the same period last year. Total revenue in 2010 reflects investment revenue and net securities gains that were $5.2 million less than third quarter 2009.
  Net income for the quarter was $10.0 million and EBITDA was $57.3 million. Both net income and EBITDA were impacted by $7.2 million of stock-based compensation, $1.8 million of legal accruals primarily related to various shareholder litigation matters, and $1.6 million of restructuring and reorganization costs. Net income was also impacted by a $1.6 million write off of deferred financing costs and debt discount related to a $30.0 million debt prepayment in the quarter.
  Adjusted EBITDA for the quarter was $68.0 million versus $66.6 million in the prior year. Third quarter 2010 Adjusted EBITDA reflects lower net investment revenue of $2.3 million compared with the same period in 2009. Adjusted EBITDA margin was 23.2 percent in the third quarter of 2010, compared with 22.1 percent in the same period last year.

“MoneyGram delivered solid financial performance in the third quarter,” said Pamela H. Patsley, MoneyGram chairman and chief executive officer. “We saw continued strength in our core money transfer business, made important investments in our global brand, and increased our capabilities through expanded relationships around the world. Additionally, we increased margin across the business through efficiency gains and expense management initiatives and improved our capital structure by paying down an additional $30 million in outstanding debt.”

Balance Sheet Items

During the quarter, MoneyGram prepaid $30 million on its Senior Tranche B Loan under its Senior Facility. Including this payment, the Company has paid down $277 million, or 28 percent, of its debt since Jan.1, 2009. The Company ended the quarter with $716.3 million in outstanding debt principal and assets in excess of payment service obligations of $290.4 million.

Market Development

The Company continued its focus on enhancing its product offerings and expanding its agent network. MoneyGram recently:

  Announced a long-term sponsorship agreement with the International Cricket Council (ICC), providing MoneyGram a presence at all the major ICC cricket tournaments around the world during 2011-2015. MoneyGram will be a local partner sponsor for the 2011 ICC World Cup, which takes place in Bangladesh, India and Sri Lanka from Feb. 19 to April 2, 2011.
  Teamed with Univision to become a reload partner, enabling Univision MasterCard® Prepaid cardholders the ability to load their cards at any MoneyGram agent location in the U.S.
  Renewed a multi-year contract extension with the United Kingdom Post Office (UKPO) to continue providing MoneyGram money transfer services in the UKPO’s 12,000 convenient branch locations throughout the U.K.
  Announced a global alliance with Ceridian Stored Value Solutions, a premier provider of global prepaid services, to develop MoneyGram’s in-lane prepaid money transfer product that will be available in up to 40 countries around the world.
  Expanded our presence in the Arabian Gulf region through an agreement with BFC Group Holdings, to provide money transfer services in Bahrain and Kuwait through its subsidiaries Bahrain Financing Company and Bahrain Exchange Company.
  Added Vijaya Bank in India, bringing MoneyGram’s money transfer services to nearly 1,200 branch locations in India. Further expanded our presence in this key remittance country with the rollout of an additional 1,800 locations through existing agents Punjab National Bank, State Bank of Hyderabad and United Bank of India. This brings our total locations in India to more than 26,000.
  Announced an agreement with BillingTree®, a leading on-demand payment processor, to provide same-day, cash payment services at MoneyGram’s agent locations nationwide under the brand name BillingTree PaynCash.
  Continued our expansion with Bank of China with the roll out of MoneyGram’s services at nearly 1,400 Bank of China branch locations in Jiangsu and Zhejiang provinces.

Global Funds Transfer Segment Results

Total revenue for the Global Funds Transfer segment decreased 1 percent to $266.2 million in the third quarter of 2010 compared with $268.1 million in the third quarter of 2009. The segment reported operating income of $36.5 million and an operating margin of 13.7 percent in the third quarter of 2010. Adjusted operating margin was 16.0 percent in the quarter.

Money transfer transaction volume increased 9 percent, with fee and other revenue flat at $235.0 million in the third quarter of 2010 and 2009. On a constant currency basis, money transfer fee and other revenue improved 2 percent. The difference between transaction growth and constant currency revenue growth is due to lower revenue per transaction primarily related to the continuation of the $50 price band in the United States.

In the third quarter, money transfer transactions originating outside of the United States increased 16 percent over the prior year. Excluding Spain, transactions originating outside of the United States increased a very strong 19 percent over the prior year. Transactions sent from Spain were flat compared with the same period last year. Money transfer transactions originating in the United States, excluding transactions sent to Mexico, increased 7 percent. Third quarter transaction volume to Mexico returned to positive growth, increasing 1 percent in the quarter. Intra-U.S. transaction growth increased 9 percent.

Bill payment transaction volume increased 1 percent, while fee and other revenue decreased 6 percent to $31.2 million in the third quarter of 2010 from $33.1 million in the third quarter of 2009. The difference between transaction and revenue growth is primarily related to transaction mix as we continue to grow in new emerging verticals that generate lower revenue per transaction compared with the traditional business.

Financial Paper Products Segment Results

Total revenue in the Financial Paper Products segment declined 15 percent to $26.0 million in the third quarter of 2010 from $30.6 million in the third quarter of 2009. Operating income decreased 13 percent to $7.5 million in the third quarter of 2010 from $8.6 million in the third quarter of 2009. Operating margin in the third quarter of 2010 was 28.8 percent. Adjusted operating margin was 32.8 percent in the quarter.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items) and Adjusted EBITDA margin (Adjusted EBITDA divided by Adjusted Total Revenue). The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company’s debt agreements require compliance with financial measures based on EBITDA and Adjusted EBITDA. Finally, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources and establishing employee incentive programs.

Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Income (Loss)

Table Two – Segment Results

Table Three – Segment Reconciliations

Table Four – EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Table Five – Consolidated Balance Sheets

Table Six – Assets in Excess of Payment Service Obligations

Conference Call

MoneyGram International will host a conference call today at 9:00 a.m. ET, 8:00 a.m. CT, to discuss its third quarter 2010 results. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-888-503-8168 in the U.S. The participant confirmation number is 4055652. Slides are available on MoneyGram’s website at www.moneygram.com. A replay of the conference call will be available at noon ET on Oct. 28 through 11:59 p.m. ET on Nov. 5, 2010. The replay of the call is available at 1-877-870-5176 (U.S.) or 1-858-384-5517 (outside the U.S.). The replay confirmation code is 4055652.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The Company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with 207,000 global money transfer agent locations in 191 countries and territories. For more information, visit the Company's website at www.moneygram.com.

Forward Looking Statements

The statements contained in this press release regarding MoneyGram International, Inc. that are not historical and factual information contained herein, particularly those statements pertaining to MoneyGram’s expectations, guidance or future operating results, are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are only as of the date they are made, and unless legally required, MoneyGram undertakes no obligation to update or revise publicly any forward-looking statement. Words such as “estimates,” “expects,” “projects,” “plans” and other similar expressions or future or conditional verbs such as “will,” “should,” “could,” and “would” are intended to identify such forward-looking statements. These forward-looking statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to the following: (a) our substantial dividend and debt service obligations and our covenant requirements which could impact our ability to obtain additional financing and to operate and grow our business; (b) sustained illiquidity of global financial markets which may adversely affect our liquidity and our agents’ liquidity, our access to credit and capital and our agents’ access to credit and capital and our earnings on our investment portfolio; (c) weak economic conditions generally and in geographic areas or industries that are important to our business which may cause a decline in our money transfer growth rate and transaction volume and/or revenue; (d) a material slow down or complete disruption of international migration patterns which could adversely affect our money transfer volume and growth rate; (e) a loss of material retail agent relationships or a reduction in transaction volume from them; (f) our ability to develop and implement successful pricing strategies for our services; (g) stockholder lawsuits and other litigation or government investigations of the Company or its agents which could result in material costs, settlements, fines or penalties; (h) our ability to maintain sufficient banking relationships; (i) our ability to attract and retain key employees; (j) our ability to maintain capital sufficient to pursue our growth strategy, fund key strategic initiatives and meet evolving regulatory requirements; (k) our ability to successfully and timely implement new or enhanced technology and infrastructure, delivery methods and product and service offerings and to invest in products, services and infrastructure; (l) our ability to adequately protect our brand and our other intellectual property rights and to avoid infringing on third-party intellectual property rights; (m) competition from large competitors, niche competitors or new competitors that may enter the markets in which we operate; (n) the impact of laws and regulatory requirements including the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations required to be developed thereunder, and other industry practices in the U.S. and abroad, including changes in laws, regulations or other industry practices and standards that may increase our costs of doing business, reduce the market for or value of our services or change our relationships with our customers, investors and other stakeholders; (o) our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain Office of Foreign Assets Control restrictions which could result in contravention of U.S. law or regulations by us or our agents which could subject us to fines and penalties and cause us reputational harm; (p) a breakdown, catastrophic event, security breach, privacy breach, improper operation or other event impacting our systems or processes or our vendors’, agents’ or financial institution customers’ systems or processes, which could result in financial loss, loss of customers, regulatory sanctions and damage to our brand and reputation; (q) our ability to scale our technology to match our business and transactional growth; (r) our ability to manage our credit exposure to retail agents and financial institution customers; (s) our ability to mitigate fraud risks from consumers, agents and other third parties; (t) our ability to successfully manage risks associated with running Company-owned retail locations and acquiring new businesses; (u) our ability to successfully manage risks associated with our international sales and operations including the potential for political, economic or other instability in countries that are important to our business; (v) our compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002; (w) the outcome of positions we take with respect to federal, state, local and international taxation; (x) additional risk factors described in our other filings with the Securities and Exchange Commission from time to time.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Amounts in thousands, except per share data)	2010	2009	2010 vs 2009	2010	2009	2010 vs 2009

REVENUE
Fee and other revenue	$288,494	$294,863	$(6,369)	$847,004	$841,500	$5,504
Investment revenue	4,393	6,849	(2,456)	16,284	26,995	(10,711)
Net securities gains	-	2,738	(2,738)	2,115	7,027	(4,912)
Total revenue	292,887	304,450	(11,563)	865,403	875,522	(10,119)
Fee and other commissions expense	127,003	128,352	(1,349)	369,661	368,660	1,001
Investment commissions expense	181	375	(194)	601	1,128	(527)
Total commissions expense	127,184	128,727	(1,543)	370,262	369,788	474
Net revenue	165,703	175,723	(10,020)	495,141	505,734	(10,593)

EXPENSES
Compensation and benefits	56,220	58,963	(2,743)	169,007	158,234	10,773
Transaction and operations support	46,984	82,573	(35,589)	143,149	198,223	(55,074)
Occupancy, equipment and supplies	12,528	12,254	274	34,672	35,517	(845)
Interest expense	24,689	26,127	(1,438)	76,536	79,816	(3,280)
Depreciation and amortization	11,497	14,510	(3,013)	35,884	43,834	(7,950)
Total expenses	151,918	194,427	(42,509)	459,248	515,624	(56,376)
Income (loss) before income taxes	13,785	(18,704)	32,489	35,893	(9,890)	45,783
Income tax expense (benefit)	3,800	(400)	4,200	8,248	(110)	8,358
NET INCOME (LOSS)	$9,985	$(18,304)	$28,289	$27,645	$(9,780)	$37,425

Basic and diluted loss per common share	$(0.30)	$(0.60)	$0.30	$(0.86)	$(1.19)	$0.33

Net loss available to common stockholders:
Net income (loss) as reported	$9,985	$(18,304)	$28,289	$27,645	$(9,780)	$37,425
Accrued preferred stock dividends	(31,981)	(28,277)	(3,704)	(92,017)	(81,111)	(10,906)
Accretion recognized on preferred stock	(2,592)	(2,580)	(12)	(7,416)	(7,621)	205
Net loss available to common stockholders	$(24,588)	$(49,161)	$24,573	$(71,788)	$(98,512)	$26,724

Weighted-average outstanding common shares (1)	83,336	82,505	831	83,081	82,497	584

(1) The following weighted-average potential common shares are excluded from diluted loss per common share as their effect is anti-dilutive.
All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options and restricted stock	38,605	22,560		36,546	15,781
Shares related to preferred stock	418,555	370,082		418,555	370,082

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Amounts in thousands)	2010	2009	2010 vs 2009	2010	2009	2010 vs 2009

Money transfer revenue:
Fee and other revenue	$234,980	$235,008	$(28)	$680,310	$662,427	$17,883
Investment revenue	33	24	9	151	133	18
Bill payment revenue:
Fee and other revenue	31,194	33,072	(1,878)	96,051	101,436	(5,385)
Investment revenue	22	44	(22)	67	51	16
Total revenue	266,229	268,148	(1,919)	776,579	764,047	12,532

Commissions expense	125,935	126,504	(569)	366,230	362,579	3,651
Net revenue	$140,294	$141,644	$(1,350)	$410,349	$401,468	$8,881

Operating income	$36,465	$11,643	$24,822	$95,128	$56,080	$39,048

Operating margin	13.7%	4.3%		12.2%	7.3%

Financial Paper Products
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Amounts in thousands)	2010	2009	2010 vs 2009	2010	2009	2010 vs 2009

Money order revenue:
Fee and other revenue	$15,795	$17,696	$(1,901)	$49,143	$52,308	$(3,165)
Investment revenue	808	1,178	(370)	3,030	4,471	(1,441)
Official check revenue:
Fee and other revenue	6,162	6,809	(647)	19,524	16,203	3,321
Investment revenue	3,188	4,946	(1,758)	11,812	19,662	(7,850)
Total revenue	25,953	30,629	(4,676)	83,509	92,644	(9,135)

Commissions expense	960	1,729	(769)	3,098	5,659	(2,561)
Net revenue	$24,993	$28,900	$(3,907)	$80,411	$86,985	$(6,574)

Operating income	$7,478	$8,606	$(1,128)	$27,955	$26,012	$1,943

Operating margin	28.8%	28.1%		33.5%	28.1%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Amounts in thousands)	2010	2009	2010 vs 2009	2010	2009	2010 vs 2009

Revenue (as reported)	$266,229	$268,148	$(1,919)	$776,579	$764,047	$12,532

Adjusted operating income	$42,613	$38,645	$3,968	$112,244	$100,006	$12,238

Asset impairment charges	-	-	-	-	(3,176)	3,176
Stock-based compensation expense	(6,148)	(4,502)	(1,646)	(17,116)	(6,250)	(10,866)
Legal accrual	-	(22,500)	22,500	-	(34,500)	34,500
Total adjustments	(6,148)	(27,002)	20,854	(17,116)	(43,926)	26,810

Operating income (as reported)	$36,465	$11,643	$24,822	$95,128	$56,080	$39,048

Adjusted operating margin	16.0%	14.4%		14.5%	13.1%
Total adjustments	(2.3%)	(10.1%)		(2.2%)	(5.7%)
Operating margin (as reported)	13.7%	4.3%		12.2%	7.3%

Financial Paper Products
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Amounts in thousands)	2010	2009	2010 vs 2009	2010	2009	2010 vs 2009

Revenue (as reported)	$25,953	$30,629	$(4,676)	$83,509	$92,644	$(9,135)

Adjusted operating income	$8,523	$9,511	$(988)	$30,868	$27,158	$3,710

Stock-based compensation expense	(1,045)	(905)	(140)	(2,913)	(1,146)	(1,767)
Total adjustments	(1,045)	(905)	(140)	(2,913)	(1,146)	(1,767)

Operating income (as reported)	$7,478	$8,606	$(1,128)	$27,955	$26,012	$1,943

Adjusted operating margin	32.8%	31.1%		37.0%	29.3%
Total adjustments	(4.0%)	(3.0%)		(3.5%)	(1.2%)
Operating margin (as reported)	28.8%	28.1%		33.5%	28.1%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands)	2010	2009	2010	2009

Income (loss) before income taxes	$13,785	$(18,704)	$35,893	$(9,890)
Interest expense	24,689	26,127	76,536	79,816
Depreciation and amortization	11,497	14,510	35,884	43,834
Amortization of agent signing bonuses	7,361	7,331	21,733	24,413
EBITDA	57,332	29,264	170,046	138,173

Significant items impacting EBITDA:
Net securities gains	-	(2,738)	(2,115)	(7,027)
Severance and related costs (1)	7	3,752	(185)	5,010
Restructuring and reorganization costs (2)	1,628	-	3,563	-
Asset impairment charges (3)	20	8,409	1,520	12,267
Stock-based compensation expense	7,213	5,447	20,086	7,047
Legal accruals (4)	1,810	22,500	1,810	34,500
Adjusted EBITDA	$68,010	$66,634	$194,725	$189,970

Adjusted EBITDA margin (5)	23.2%	22.1%	22.6%	21.9%

(1) Severance and related costs from executive terminations occurring prior to the second quarter of 2010, including adjustments to amounts previously accrued.
(2) Costs associated with restructuring and reorganization initiatives in the second and third quarter of 2010.
(3) Impairment charges related to the corporate airplane (2010 and 2009) and goodwill and capitalized software in connection with exit plans (2009).
(4) Legal accruals related primarily to shareholder litigation (2010) and a patent lawsuit and a settlement agreement with the Federal Trade Commission (2009).
(5) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Adjusted Total Revenue.

Adjusted Total Revenue reconciliation:
Adjusted total revenue	$292,887	$301,712	$863,288	$868,495
Net securities gains	-	2,738	2,115	7,027
Total revenue (as reported)	$292,887	$304,450	$865,403	$875,522

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Amounts in thousands, except share and per share data)	2010	2009
ASSETS
Cash and cash equivalents	$-	$-
Cash and cash equivalents (substantially restricted)	3,292,518	3,776,824
Receivables, net (substantially restricted)	1,081,521	1,054,381
Trading investments and related put options (substantially restricted)	-	26,951
Available-for-sale investments (substantially restricted)	189,133	298,633
Property and equipment	113,844	127,972
Intangible assets	6,708	7,680
Goodwill	428,691	425,630
Other assets	151,554	211,592
Total assets	$5,263,969	$5,929,663

LIABILITIES
Payment service obligations	$4,272,734	$4,843,454
Debt	712,161	796,791
Pension and other postretirement benefits	114,816	118,444
Accounts payable and other liabilities	128,083	189,659
Total liabilities	5,227,794	5,948,348

MEZZANINE EQUITY
Participating Convertible Preferred Stock-Series B, $0.01 par value, 760,000 shares authorized, 495,000 shares issued and outstanding	604,731	539,084
Participating Convertible Preferred Stock-Series B-1, $0.01 par value, 500,000 shares authorized, 272,500 shares issued and outstanding	359,030	325,244
Total mezzanine equity	963,761	864,328

STOCKHOLDERS' DEFICIT
Preferred shares, $0.01 par value, none issued	-	-
Common shares, $0.01 par value, 1,300,000,000 shares authorized, 88,556,077 shares issued	886	886
Additional paid-in capital	-	-
Retained loss	(753,253)	(694,914)
Unearned employee benefits	-	(8)
Accumulated other comprehensive loss	(30,117)	(35,671)
Treasury stock: 5,185,555 and 6,040,958 shares at September 30, 2010 and December 31, 2009, respectively	(145,102)	(153,306)
Total stockholders' deficit	(927,586)	(883,013)
Total liabilities, mezzanine equity and stockholders' deficit	$5,263,969	$5,929,663

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2010	2010	2010	2009

Cash and cash equivalents	$3,292,518	$3,492,147	$3,678,499	$3,776,824
Receivables, net	1,081,521	1,047,768	960,341	1,054,381
Trading investments and related put options	-	-	-	26,951
Available-for-sale investments	189,133	216,894	258,245	298,633
	4,563,172	4,756,809	4,897,085	5,156,789
Payment service obligations	(4,272,734)	(4,472,692)	(4,572,846)	(4,843,454)
Assets in excess of payment service obligations	$290,438	$284,117	$324,239	$313,335

CONTACT:
MoneyGram International, Inc.
Media:
Lynda Michielutti, 952-591-3846
lmichielutti@moneygram.com
or
Investors:
Alex Holmes, 720-568-8703
aholmes@moneygram.com